Exhibit 10.1

MASTER LOAN AND SECURITY AGREEMENT NO. 4180

This Master Loan and Security Agreement is entered into as of the 31st day of March, 2016, by and between People's Capital and Leasing Corp., a Connecticut corporation, having its principal place of business at 850 Main St., BC-03 Bridgeport, CT 06604 (the "Lender") and Ranor, Inc a Corporation organized under the laws of the State of Delaware with its chief executive office and place of business at 1 Bella Drive, Westminster, MA 01473, (the "Borrower").  The Lender and Borrower agree as follows:

1.    THE LOANS.  Subject to the terms and conditions of this Agreement, the Lender will make one or more loans to the Borrower upon the terms and conditions set forth in this Agreement and each schedule which may be executed from time to time by the parties hereto and identified as a schedule to this Agreement (individually, a "Schedule" and collectively, the "Schedules") and all amendments, riders and supplements hereto and thereto. Each Schedule shall be deemed to incorporate the terms of this Agreement and this Agreement and each Schedule which may be executed pursuant hereto shall constitute a separate and distinct loan (each a "Loan" and collectively, the "Loans") repayable as provided in this Agreement and the applicable Schedule.

2.    REPAYMENT OF LOANS.  Borrower agrees to repay each Loan in the number and the amount of successive monthly or quarterly installments (which shall be inclusive of interest, unless otherwise indicated) reflected in the applicable Schedule.  The advance payment with respect to a Schedule, if any, shall be due and payable upon execution of the Schedule at the rate set forth in the applicable Schedule.  The first periodic installment (exclusive of the advance payment, if any) with respect to a Schedule shall be due on the first (1st) day of the month following the advance of the Loan proceeds by Lender (the "Commencement Date"). The remaining periodic installment payments shall be due and payable on the same day of each successive month (or quarter, if quarterly payments are provided for in the Schedule). However, the parties may select another Commencement Date by noting the same in the Special Provisions section of the Schedule or by a separate writing signed by Lender and Borrower in which case the first periodic installment payment shall be due on such date.  The Borrower authorizes the Lender to insert the Commencement Date in each Schedule, determined in accordance with the foregoing provisions.  Unless otherwise specifically provided for in writing, no Loan may be prepaid, except as provided in the prepayment letter of even date herewith

3.    SECURITY INTEREST.  To secure payment when due (at maturity by acceleration or otherwise) of the Loan described in the applicable Schedule, any interim funding against such Loan, the performance of all other obligations of the Borrower under this Agreement and the applicable Schedule and the payment and performance of any and all other Schedules, debts, obligations and liabilities of Borrower to Lender whether direct, contingent or joint and several, now existing or hereafter arising (including obligations assigned to Lender), and any renewals, extensions and modifications of such debts, obligations and liabilities, Borrower hereby conveys, assigns and grants to Lender a continuing security interest in and to (i) the equipment described in the applicable Schedule and all amendments, riders and supplements thereto including all related software (embedded therein or otherwise), all parts, repairs,  additions, attachments, replacements, replacement parts, accessions and accessories incorporated therein or affixed thereto, modifications and substitutions thereto (the "Equipment") and (ii) all proceeds thereof including insurance proceeds (all of the above, including the Equipment, collectively, the "Collateral").

4.    FINANCING AGREEMENT.  THIS AGREEMENT IS SOLELY A FINANCING AGREEMENT.  BORROWER ACKNOWLEDGES THAT THE EQUIPMENT HAS BEEN OR WILL BE SELECTED AND ACQUIRED SOLELY BY BORROWER AND THAT LENDER HAS NOT AND DOES NOT MAKE ANY WARRANTY WITH RESPECT TO ITS CONDITION, MERCHANTABILITY, SUITABILITY, CAPACITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

5.    UNCONDITIONAL OBLIGATION TO PAY, LATE PAYMENTS, ETC.  All payments due under a Schedule or hereunder shall be paid to Lender or its assigns without notice or demand and without abatement, offset, defense or counterclaim, at Lender's principal office shown above, or such other place as Lender or its assignee may designate in writing to Borrower.  Borrower's obligation to pay the installments and other payments due under a Schedule or hereunder shall be absolute and unconditional and shall not be affected by reason of (i) any defect in, lack of fitness for use of, damage to, loss of possession or use of or destruction of, all or any of the Equipment described in such Schedule; (ii) the prohibition or other restriction against Borrower's use of said Equipment; or (iii) for any other cause, it being the agreement of the parties that the Loan and any other amount payable by Borrower under a Schedule or hereunder shall continue to be payable in all events in the manner and at the times provided in the Schedule and this Agreement.

Time is of the essence in the performance of the Borrower's obligations under this Agreement and each Schedule.  If any periodic installment payment or other payment is more than five (5) days late, Lender may, at its election, and subject to prior exercise of its right of acceleration, accept the payment in arrears and Borrower shall pay, as liquidated damages: (i) a late charge on, and in addition to such periodic installment or other payment, equal to five (5%) percent of such defaulted payment plus, (ii) interest on such defaulted payment from one (1) month after the due date until paid at the lower of one percent (1.0%) per month or the maximum rate permitted by law.  Any amount received by Lender determined to be in excess of the highest rate of interest permitted by applicable law shall be refunded to Borrower.  A returned check fee or a non-sufficient funds charge of $25.00 will be charged to Borrower for each check that is returned for any reason including non-sufficient funds or uncollected funds.

6.    REPRESENTATIONS AND WARRANTIES.  Borrower warrants, represents and agrees as follows as of the date hereof and as of the date of execution of each Schedule: (i) unless it is an individual or sole proprietorship, Borrower is duly organized, validly existing and in good standing in the state in which it was organized (as indicated in the introductory paragraph of this agreement) and is duly qualified to do business wherever necessary to carry on its business and operations; (ii) Borrower has the authority to carry on its business as presently conducted; (iii) the Agreement is and each Schedule will be a legal, valid and binding obligation of the Borrower in accordance with its terms; (iv) Borrower has full power and authority to execute, deliver and perform its obligations under this Agreement and the Schedules; (v) the execution and delivery of this Agreement and the Schedules has been authorized by all requisite corporate (or partnership or limited liability company) action; (vi) the execution, delivery and performance of this Agreement and the Schedules does not and will not constitute a breach, default or violation of or under Borrower's articles of incorporation or organization, by laws, partnership or limited liability company agreement or any other agreement, law, order, judgment or injunction to which it is a party or may be bound; (vii) subject to the Permitted Liens (defined herein below), the Equipment is (or, on the Commencement Date, will be) lawfully owned by Borrower, free and clear of all liens, encumbrances and security interests and Borrower will warrant and defend title thereto against all claims; (viii) except for the Permitted Liens, Borrower has not granted and will not grant to anyone other than Lender a security interest in the Equipment and no Financing Statement or other instrument affecting the Equipment nor rights therein, bearing the signature of, or otherwise authorized by, Borrower is on file in any public office; (ix) the Equipment shall at all times remain personal property and be retained in Borrower's possession at its principal address set forth above (or, if so indicated in a Schedule, at the Equipment location set forth in such Schedule); (x) the Equipment shall be used solely for business purposes and not for any consumer purposes; (xi) if the Equipment is attached to real estate or if it is or may become subject to a prior interest in favor of a party having any interest in the real estate, Borrower will, on Lender's demand, furnish Lender with a writing by which any and all parties having such prior interest waive or subordinate their rights and priorities to, or in favor of, Lender's security interest provided herein; (xii) all financial statements and other credit information delivered by Borrower to Lender are true and correct in all material respects and there has been no material adverse change in the financial condition of the Borrower since their date; (xiii) there are no pending or threatened actions or proceedings before any court or administrative agency that are likely to have a material adverse effect on Borrower, nor is Borrower in default under any loan, lease or purchase obligation; (xiv) Borrower has filed all tax returns required to be filed prior to the date of this Agreement and each Schedule taking into account any extension of time granted or permitted by the taxing authority and has paid or adequately provided for all taxes payable by the Borrower and  (xv) Borrower's exact legal name and State of incorporation (or if not a corporation, State of organization) and chief executive office are accurately set forth in the first paragraph of this Agreement and that the organizational number (if applicable) assigned to Borrower in the State in which it was organized is as specified below Borrower's signature.  "Permitted Liens" means liens held by Lender and Revere High Yield Fund, L.P.

7.        INSURANCE.  Borrower shall, at its sole cost and expense, procure and maintain, so long as Borrower is indebted to Lender on any Loan or on any other liability:
(i)	property insurance insuring the Equipment against all risks of physical loss, theft, damage and destruction (including specific coverage for loss by flood and earthquake, if requested by Lender) in an amount equal to the greater of (a) the amount of the Loan under the applicable Schedule or (b) the full replacement value of the Equipment and Lender and its assigns shall be named by endorsement with "lender's loss payable provisions" under such policy, and;
(ii)	primary commercial general liability insurance and/or commercial auto liability with respect to the use and maintenance of the Equipment in such amounts as may be reasonably acceptable to Lender.

All insurers and coverages must be reasonably satisfactory to Lender.  Borrower shall deliver to Lender Evidence of Commercial Property Insurance on ACORD form 28 ("Evidence") (or equivalent) with ISO special form (or its equivalent), including flood and earthquake coverage (if requested by Lender) and Certificate of Liability Insurance on ACORD form 25 (or equivalent) or other proof of insurance indicating that Borrower has obtained appropriate liability coverage for its operations. Evidence shall provide that the policy may not be canceled or altered without at least thirty (30) days prior written notice to Lender and that the coverage shall not be invalidated against Lender because of any violation of any condition or warranty contained in any policy or application therefor by Borrower or by reason of any action or inaction of Borrower. If requested by Lender, Borrower shall provide Lender with a copy of its commercial property insurance policy and an endorsement to the policy indicating Lender's interest in the policy. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact to file, settle or adjust and receive payment of claims under any insurance policy on the Equipment and to endorse Borrower's name on any checks, drafts or other instruments of payment on such claims.

8.    USE, REPAIRS, LOSS AND DAMAGE. Borrower agrees to maintain the Equipment in good condition and repair (subject to normal wear and tear) and in accordance with the manufacturer's instructions, manuals and warranties (if any), and the requirements of any applicable insurance and any governmental authority having jurisdiction, provided, however, that Borrower shall not make any changes or alterations in or to the Equipment except as necessary for compliance with this section. Borrower shall pay for all fuel, service, inspection, overhaul, replacements, substitutions, materials and labor necessary or desirable for the proper use, repair, operation and maintenance of the Equipment.  All risks of loss, theft, damage or destruction of the Equipment shall be borne by Borrower and Borrower shall promptly notify Lender in writing of any such loss, theft, damage or destruction.  In the event of any damage to the Equipment (unless the same is damaged beyond repair) Borrower shall, at its expense, place the same in good repair, condition and working order.  If a material portion of the Equipment set forth in a Schedule or Schedules is determined by Lender to be lost, stolen or damaged beyond repair, or should said Equipment be confiscated, seized or the use and title thereof requisitioned to someone other than Borrower, Borrower shall immediately pay to Lender, in addition to unpaid past due periodic installment payments on the Loan, other unpaid sums then due hereunder and late charges then past due, an amount equal to the then outstanding principal balance on the Loan less the net amount of the recovery, if any, actually received by Lender from insurance on the Equipment.  Notwithstanding the forgoing, there shall be no prepayment premium in connection with a full or partial prepayment arising from a casualty loss.

9.    TAXES AND OTHER CHARGES.  Borrower agrees to pay promptly when due all registration, title, license and other fees, assessments and sales, use, gross receipts, ad valorum, property and any and all other taxes imposed by any State, Federal, local or foreign government upon this Agreement and the Schedules or upon the ownership, shipment, delivery, use or operation of the Equipment or any Collateral or upon or measured by any payments due hereunder (other than taxes on or measured solely by the net income of Lender) and any fines, penalties and interest thereon.

10.            BORROWER'S ADDITIONAL COVENANTS.  Borrower hereby agrees and covenants as follows: (i) except for the security interest granted hereby and other Permitted Liens, Borrower shall keep the Equipment free and clear of any security interest, lien or encumbrance and shall not sell, lease, assign (by operation of law or otherwise), exchange or otherwise dispose of any of the Equipment, (ii) Borrower authorizes Lender to file a financing statement and amendments thereto describing the Collateral, which may be filed either before or after Borrower's execution of any related Schedule, and Borrower agrees to pay any filing fees and/or costs with respect thereto and for lien searches and articles of incorporation; (iii) if any part of the Collateral is subject to certificate of title law then upon Lender's request, Borrower will cause Lender's security interest to be noted on such certificate of title and promptly deliver such certificate to Lender; (iv) Borrower agrees that it will not change the State where it was incorporated or otherwise, nor change its name or address, without providing Lender with thirty (30) days prior written notice; (v) Borrower will allow Lender and its representatives free access to the Collateral at all times (upon prior written notice) during normal business hours, for purposes of inspection and repair and, following an Event of Default, Lender shall have the right to demonstrate and show the Collateral to others and (vi) Borrower will furnish or cause to be furnished to Lender (a) Guarantor's consolidated interim Financial Statements to include both a balance sheet and income statement  within sixty (60) days after the end of its first three quarters in each fiscal year, (b) Guarantor's consolidated audited Financial Statements prepared by an independent certified public accountant within one hundred twenty (120) days after the close of its fiscal year which shall be prepared in accordance with generally accepted accounting principles, (c) the financial statements or other financial information which any guarantor of Borrower's obligations hereunder ("Guarantor") is required to provide to Lender as set forth in the applicable guaranty, and (d) all other financial information and reports that Lender may from time to time reasonably request, including income tax returns of Borrower and any Guarantor; (vii) Borrower and any Guarantor agrees that any financial statements or other nonpublic information which Borrower or any Guarantor provides to Lender may be disclosed by Lender for legitimate business purposes to Lender's affiliates, attorneys, advisors, recourse providers, prospective Equipment remarketers, assignees or participants, auditors or other parties pursuant to law, and (viii) Borrower will comply with all applicable federal, state and local laws, rules, ordinances, regulations and orders applicable to it and Borrower will execute and deliver to Lender such further documents and take such further action as Lender may reasonably require in order to more effectively carry out the intent and purpose of this Agreement.

11.            BORROWER'S FAILURE TO PAY TAXES, INSURANCE, ETC. Should Borrower fail to make any payment or do any act as herein provided (including, but not limited to, payment of taxes or for insurance), Lender shall have the right, but not the obligation, and without releasing Borrower from any obligation hereunder, to make or do the same, and to pay any sum due in connection therewith or to contest or compromise any encumbrance, charge or lien and in exercising any such rights, incur any liability and expend such amounts as are reasonably necessary therefor.  If any of the foregoing shall be paid by Lender, Borrower shall promptly reimburse Lender therefor on demand together with interest thereon at the lower of one percent (1.0%) per month or the maximum rate permitted by law.

12.            CROSS COLLATERALIZATION.  Without in any way limiting the provisions of Section 3, as additional security for the Borrower's obligations under any Schedule, Borrower grants to Lender a security interest in all equipment and other personal property (collectively the "additional collateral") set forth in every other Schedule, lease, security agreement, loan and security agreement or other agreement (collectively, the "other agreements") between the Borrower and the Lender whether now or hereafter in existence (including agreements assigned to Lender), and Borrower assigns to the Lender as security for its obligations under each Schedule all of its right, title and interest in and to any surplus money to which Borrower may be entitled upon the sale or other disposition of the additional collateral.  Such additional collateral shall continue to secure the Borrower's obligations under each Schedule even after the obligations under the applicable other agreement have been satisfied in full.  Anything above to the contrary notwithstanding, the benefit of the foregoing additional security provisions shall apply to the benefit of the Lender and any assignee holding a Schedule only to the extent that the Lender or such assignee is also the holder of one or more other agreements.

13.            INDEMNITY.  Borrower assumes liability for and agrees to indemnify, defend, protect, save and keep harmless Lender from and against costs, expenses and disbursements, including court costs and legal expenses, of whatever kind and nature, imposed on, incurred by or asserted against Lender (whether or not also indemnified against by any other person) in any way relating to or arising out of this Agreement or the Schedules or the manufacture, financing, ownership, delivery, possession, use, operation, condition or disposition of the Equipment by Borrower, including, without limitation, any claim alleging latent and other defects, whether or not discoverable by Lender or Borrower, and any other claim arising out of strict liability in tort, whether or not in either instance relating to an event occurring while Borrower remains obligated under this Agreement, and any claim for patent, trademark or copyright infringement: provided, however, that such indemnity shall not apply to any costs, expenses or disbursements to the extent that they result solely from the gross negligence or misconduct of Lender.  Each party agrees to give the other notice of any claim or liability hereby indemnified against promptly following learning thereof.  The fact that a claim for which Lender is entitled to indemnity under this Section is asserted after the termination of this Agreement shall not release Borrower from its indemnity obligations and this covenant of indemnity shall survive the termination of this Agreement.

14.            DEFAULT.  The occurrence of any one of the following shall constitute an "Event of Default" hereunder and under each Schedule:  (i) Borrower fails to pay any periodic installment payment, or other amount due hereunder or under any Schedule on or before the fifth (5th) day following the date when the same becomes due and payable; (ii) except as otherwise permitted under the terms of this Agreement, Borrower removes, sells, transfers, encumbers, or parts with possession of the Equipment or any items of Equipment or attempts to do any of the foregoing; (iii) Borrower fails to maintain in force the required insurance on any Equipment in compliance herewith or fails to provide loss payable protection to Lender in form satisfactory to Lender; (iv) any representation or warranty made by Borrower herein or in any other agreement between the parties or in any statement given to Lender shall be materially untrue; (v) Borrower shall fail to observe or perform any of the other obligations required to be observed or performed by Borrower hereunder or under any Schedule or Borrower or any Guarantor shall fail to observe any other obligation or indebtedness of Borrower or such Guarantor to Lender otherwise owing or due by Borrower or such Guarantor to Lender in any other agreement now or hereafter executed between the parties hereto, and such failure shall continue uncured for twenty (20) days after written notice thereof to Borrower or such Guarantor; (vi) Borrower or any Guarantor shall (a) fail to pay any indebtedness for borrowed money (other than the Loan) of the Borrower or such Guarantor, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such indebtedness, or if any such indebtedness shall be declared to be due or payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, and such event described in clause (a) or (b) continues for twenty (20) days after written notice thereof to Borrower or such Guarantor; (vii) if Borrower leases the premises where the Equipment is located, a breach of such lease by Borrower and the commencement of an action by the landlord to evict Borrower or to repossess the premises; (viii) if Borrower or any Guarantor sells, leases or disposes of any of its assets except in the ordinary course of its business and except for the disposition of any obsolete property not useful to Borrower or such Guarantor; (ix) Borrower or any Guarantor ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, custodian, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if Borrower or any Guarantor takes any action looking to its dissolution or liquidation, or an order for relief is entered under the Bankruptcy Code against Borrower or any Guarantor; (x) if within sixty (60) days after the commencement of any proceedings against Borrower or any Guarantor seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings, shall not have been dismissed or if within sixty (60) days after the appointment, without Borrower's or Guarantor's acquiescence, of any trustee, custodian, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated; (xi) Borrower or any Guarantor terminates its existence, sells all or substantially all of its assets or consolidates with or merges into any other entity or its stockholders, partners or members sell all or substantially all of their stock or partnership or membership interests; or (xii) the entry of any judgment, order, award or decree against Borrower or a Guarantor in excess of $50,000.00 which has not been discharged or execution thereof not stayed within sixty (60) days after entry and which is not fully covered by applicable insurance, and a determination by Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the Borrower or the Guarantor.

15.            REMEDIES.  Upon the occurrence of an Event of Default, Lender shall have the right to recover from Borrower, as liquidated damages for loss of a bargain and not as a penalty, a sum equal to the aggregate of the following with respect to any and all Schedules: (a) all unpaid periodic installment payments and other sums due under the Schedule to the date of default plus late charges, if any, (b) an amount equal to the then outstanding principal balance of the Loan and (c) interest on the total of (a) plus (b) from the date of the Event of Default at the rate of one percent (1.0%) per month, if not prohibited by law, otherwise at the highest lawful rate.  In addition, Lender shall have the right to recover from Borrower any expenses paid or incurred by Lender in connection with the enforcement of its rights under each Schedule and the repossession, transporting, holding, insuring, repairing, refurbishing, preparing for sale and subsequent sale, lease or other disposition of the Collateral including reasonable attorney fees and legal expenses (collectively, "Repossession Expenses").  BORROWER WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON THIS AGREEMENT, ANY SCHEDULE OR ANY COLLATERAL.

If the Equipment is mobile equipment and/or normally or actually used in more than one location, whether self-propelled or transported by other equipment, including but not limited to trucks, tractors, trailers, other motor vehicles, cranes, lifts, digging equipment, cement mixers, rolling stock and all other construction, transportation, and mining equipment and all attachments and accessions to any of the foregoing, then Lender shall have the right on ten (10) days notice to require Borrower at Borrower's expense to deliver the Equipment fully assembled to a single location for possession by Lender.

The Lender shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code and all other rights and remedies available to creditors at law or in equity.  Without limiting the generality of the foregoing, Lender is hereby authorized and empowered, with the aid and assistance of any person or persons, to enter any premises where the Collateral or any part thereof is, or may be, placed, and to assemble and/or remove same and/or to render it unusable and sell, lease or otherwise dispose of such Collateral and any such sale may be at one or more public or private sales upon at least ten (10) days written notice to Borrower for such sale.  The proceeds of each such sale, lease, or other disposition of the Collateral shall be applied first, to the Repossession Expenses, second to the liquidated damages specified above and any other indebtedness secured hereby, third, to the holder of any subordinate interest or other lien on the Collateral if such holder is legally entitled to such proceeds and fourth, any surplus to Borrower.  Borrower shall remain liable for any deficiency on demand.  IF LENDER EMPLOYS COUNSEL FOR THE PURPOSE OF EFFECTING COLLECTION OF ANY MONIES DUE HEREUNDER (WHETHER OR NOT LENDER HAS RETAKEN THE COLLATERAL OR ANY PART HEREOF) OR FOR THE PURPOSE OF RECOVERING THE COLLATERAL, BORROWER AGREES TO PAY REASONABLE ATTORNEY'S FEES, COSTS AND EXPENSES INCLUSIVE OF THOSE INCURRED IN BANKRUPTCY PROCEEDINGS, INCLUDING RELIEF FROM STAY MOTIONS, CASH COLLATERAL MOTIONS AND DISPUTES CONCERNING ANY DISCLOSURE STATEMENT AND/OR BANKRUPTCY PLAN.  The Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties. Borrower acknowledges and agrees that (i) Lender shall have no obligation to clean-up or otherwise prepare the Equipment or other collateral for sale; (ii) Lender may comply with any state or federal law requirements in connection with the disposition of the Equipment or other collateral and such compliance shall not be considered adversely to affect the commercial reasonableness of the sale; (iii) Lender may sell the Equipment or other Collateral without giving any warranties with respect thereto and may specifically disclaim any warranties and such procedure shall not be considered adversely to affect the commercial reasonableness of the sale; and (iv) if Lender sells any of the Equipment or other Collateral on credit, Borrower shall be credited only with the payments actually made by the purchaser, received by the Lender and applied to the indebtedness of the purchaser and if the purchaser fails to pay for the Equipment or other collateral, Lender may resell the Equipment or other collateral and Borrower will be credited with the proceeds of the sale.  All rights and remedies hereunder are cumulative and not exclusive and a waiver by Lender of any breach by Borrower of the terms, covenants, and conditions hereof shall not constitute a waiver of future breaches or defaults, and no failure or delay on the part of Lender in exercising any of its options, powers, rights or remedies, or partial or single exercise thereof, shall constitute a waiver thereof.

If any court of competent jurisdiction determines that any provision of this Section 15 is invalid or unenforceable in such jurisdiction, in whole or in part, such determination shall not prohibit Lender from enforcing all other provisions in such jurisdiction.

16.            ASSIGNMENT.  Lender may grant security interests in or otherwise assign or transfer (or grant participations in) all or any part of this Agreement or any Loan or Schedule or any installments or other sums due or to become due, without Borrower's consent.  Borrower waives and agrees not to assert against any assignee any claim, defense or set-off that Borrower could assert against Lender except defenses that cannot be legally waived.  In the event Lender assigns any Schedule, (i) a copy of this Agreement together with the manually executed (ink-signed) original Schedule shall constitute the original chattel paper under the Uniform Commercial Code and (ii) the assignee holding the assigned Schedule shall be the Lender of the Loan set forth in such assigned Schedule secured by the Collateral described therein and may exercise its rights and remedies with respect thereto separately and independently of the holder of any other Schedule.  Upon Lender's giving written notice to Borrower of any such assignment, Borrower shall promptly acknowledge its obligations under the Schedule assigned and shall comply with the written directions of such assignee, shall make all installment payments and other payments due with respect to the assigned Schedule as such assignee may direct in writing and shall send all notices provided for or permitted under this Agreement with respect to such Schedule to such assignee.  Following any such assignment the term "Lender" shall, as to the assigned Schedule, be deemed to refer to Lender's assignee, but no such assignee shall be deemed to assume any obligation or duty imposed upon Lender hereunder arising prior to such assignment and Borrower shall look only to Lender for performance thereof.  As used in this Section 16, "assign" shall be deemed to include a pledge, sale of, or grant of a security interest in, any of the Collateral or a Schedule by Lender and the term "assignee" shall be deemed to refer to the recipient of such pledge, hypothecation, sale, mortgage, or security interest.  This Agreement and any Schedule shall not be transferable or assignable by Borrower without the Lender's express prior written consent and any such purported assignment by Borrower other than in compliance with the provisions of this Section 16 shall be null and void ab initio.

17.            SECURITY DEPOSIT.  If a Security Deposit is indicated in a Schedule then such Security Deposit shall secure all of Borrower's obligations to Lender now or hereafter in existence.  Lender may, at its option, apply the Security Deposit to cure any  Event of Default of Borrower, whereupon Borrower shall promptly restore such Security Deposit to its original amount.  Lender shall return to Borrower any unapplied Security Deposit without interest upon full payment and performance of all of Borrower's obligations to Lender.

18.            GENERAL PROVISIONS.  THIS AGREEMENT AND ALL RELATED DOCUMENTS AND AGREEMENTS, INCLUDING BUT NOT LIMITED TO ALL SCHEDULES, RIDERS, AMENDMENTS AND SUPPLEMENTAL DOCUMENTS (COLLECTIVELY, "THE LOAN DOCUMENTS") AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.  BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF CONNECTICUT IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.  BORROWER WAIVES ANY OBJECTIONS BASED UPON VENUE OR "FORUM NON CONVENIENS" IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING.  BORROWER CONSENTS THAT PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE SERVED UPON IT BY REGISTERED MAIL DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH AT THE HEAD OF THIS AGREEMENT OR IN ANY MANNER PERMITTED BY APPLICABLE LAW OR RULES OF COURT. The Loan Documents may not be changed, modified or discharged on behalf of Lender, in whole or part, and no right of Lender may be waived except by a writing signed by a duly authorized officer of Lender.  The Lender is authorized and empowered to date the Loan Documents and to fill in blank spaces in accordance with the terms of the transaction, including, but not limited to inserting serial numbers and Equipment descriptions in any Schedule, the insertion of the Commencement Date in the Schedule and the assignment of an account number. Notices hereunder shall be in writing and shall be deemed given when personally delivered or three days after having been mailed to the other party at the address specified above or such new address as to which a party may advise the other.  Forbearance or indulgence by Lender in any regard shall not constitute a waiver of the covenant or condition to be performed by Borrower to which the same may apply. Borrower hereby waives demand, presentment, dishonor, protest, and notice of protest, notice of dishonor, notice of nonpayment and any and all notices of like nature.  The section captions are for convenience and are not a part of this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Lender and shall bind all persons who become bound as debtor to this Master Loan and Security Agreement.  If executed by more than one Borrower, then the obligations of each Borrower shall be joint and several.  Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof.  THE LOAN DOCUMENTS EXCLUSIVELY REPRESENT THE AGREEMENTS BETWEEN THE PARTIES AND THE INTENT OF THE PARTIES THERETO AND SUPERSEDE ANY PRIOR PROPOSAL LETTERS, COMMITMENT LETTERS, ORAL COVENANTS, ORAL AGREEMENTS OR NEGOTIATIONS.  The Loan Documents shall not be binding on Lender until accepted and executed on behalf of Lender at its Bridgeport, Connecticut office.  Unless otherwise expressly provided, only one original of each of the Loan Documents shall be executed, which execution may be by separate counterparts which together shall constitute a single document.  The parties agree that any copy of an executed Loan Document, including any photocopy, telecopy or facsimile thereof, shall have the same force and effect as though it were an original for all purposes, including but not limited to the enforcement of any of the terms and conditions thereof and the admissibility of such Loan Document in any legal or equitable proceeding, but except as provided below and in Section 16, such copy shall not be used to determine the original chattel paper.  In the event that Borrower or any Guarantor provides Lender with a copy of any Loan Document, then Borrower and Guarantor agree to immediately thereafter provide Lender with the original.  Borrower agrees that if Borrower delivers a copy but not the manually executed original of a Schedule to Lender, then Lender may execute, designate and mark such copy as the "Original" Schedule for purposes of determining the original chattel paper pursuant to Section 16 of this Agreement.  Lender shall have no obligation to disburse the proceeds of any Loan if an Event of Default exists or would exist with the giving of notice and/or passage of time, or if any credit or documentation requirement remains outstanding.

Accepted at Lender's Office at 850 Main Street, BC-03, Bridgeport, CT 06604
The undersigned signatory affirms that he/she has read the terms and conditions printed above, that he/she is a duly authorized officer, partner, member, manager or proprietor of the Borrower, and has authority to execute this Master Loan and Security Agreement on its behalf.

LENDER: PEOPLE'S CAPITAL AND LEASING CORP.	BORROWER: RANOR, INC
AUTHORIZED OFFICER: BY: /s/ Melissa A. Curtis TITLE: Vice President	AUTHORIZED OFFICER, PARTNER, MEMBER, MANAGER, OR PROPRIETOR: BY: /s/ Alexander Shen TITLE: President FEDERAL IDENTIFICATION NO.: 270017112

AMENDED AND RESTATED
SCHEDULE TO MASTER LOAN AND SECURITY AGREEMENT

SCHEDULE NO. 001 DATED MARCH 31, 2016 TO MASTER LOAN AND SECURITY AGREEMENT NO. 4180 DATED MARCH 31, 2016

Lender:	Borrower:
PEOPLE'S CAPITAL AND LEASING CORP.	RANOR, INC
850 MAIN STREET, BC-03	1 BELLA DRIVE
BRIDGEPORT, CT 06604	WESTMINSTER, MA 01473

Lender and Borrower have entered into a Master Loan and Security Agreement No. 4180 dated March 31, 2016 (the "Master Loan Agreement') which is incorporated herein and this is a Schedule to the Master Loan Agreement.   All terms used herein which are defined in the Master Loan Agreement and not otherwise specifically defined herein shall have the same meanings as set forth in the Master Loan Agreement.

 1.  THE LOAN AND LOAN REPAYMENT.  Pursuant to the Master Loan Agreement, Lender agrees to lend to Borrower the sum of Three Million, Eleven Thousand, Six Hundred Forty Eight and 00/100 ($3,011,648.00) Dollars.  Borrower agrees to repay the Loan in successive installments (which installment payments are inclusive of interest at a fixed interest rate of 7.90% per annum) as set forth in the following payment schedule:

PAYMENT SCHEDULE
ADVANCE PAYMENT	NUMBER OF PERIODIC INSTALLMENT(exclusive of Advance Payment) PAYMENTS AND PAYMENT PERIOD	INSTALLMENT AMOUNT PER PERIODIC PAYMENT PERIOD
N/A	Sixty (60) Monthly	$ 60,921.07

Commencement Date: __May 26, 2016 (due date of first loan payment)
Equipment Location:    1 Bella Drive, Westminster, MA 01473
Special Provisions: (if any):________________________________________________________________

 2.  EQUIPMENT AND SECURITY INTEREST.  As provided in the Master Loan Agreement, Borrower gives and grants to the Lender a security interest in the Equipment and other property ("Collateral") described in the attached Schedule A as security for its obligations under this Schedule and the Master Loan Agreement.

3.  DISBURSEMENT OF PROCEEDS.   Borrower hereby authorizes Lender to disburse the Loan proceeds as follows:

$2,653,352.51	To: Utica Leaseco, LLC
$ 175,532.28	To: Ranor, Inc
$3,011,648.00	TOTAL PROCEEDS (excluding holdback)

4.  CONDITIONS TO THE RELEASE OF PROCEEDS.  PCLC shall holdback $182,763.21 of the proceeds, and only release the sum to Borrower if there is no Event of Default under the Master Loan Agreement and Guarantor, TechPrecision Corporation, has achieved the Debt Service Coverage Ratio ("DSCR") set forth in its guaranty based upon the results reflected in its March 31, 2016 fiscal year end financial statements.  If the DSCR is not achieved as of the March 31, 2016 statement, then the funds held back shall not be released until the DSCR is met based upon the review of the subsequent fiscal year end financial statements of Guarantor.

The Loan consisting of this Schedule (including the provisions of the Master Loan Agreement incorporated herein) and all riders and supplements to this Schedule constitutes a separate and distinct Loan from any other Schedule to the Master Loan Agreement.  Unless otherwise expressly provided, only one original of this Schedule shall be executed and such original together with a copy of the Master Loan Agreement shall constitute the original loan chattel paper.  By its execution and delivery of this Schedule, Borrower hereby reaffirms all of the warranties and representations contained in the Master Loan Agreement as of the date hereof and further warrants and represents to the Lender that no Event of Default has occurred and is continuing as of the date hereof.  This Schedule shall not be in effect until accepted by Lender at its Bridgeport, CT office.

ACCEPTED AT LENDER'S BRIDGEPORT, CT OFFICE

PEOPLE'S CAPITAL AND LEASING CORP.	RANOR, INC

BY: /s/ Melissa A. Curtis	BY: /s/ Tom Sammons

TITLE: Vice President	TITLE: CFO

MASTER LOAN AND SECURITY AGREEMENT NO. 4180
SCHEDULE NO. 001
SCHEDULE A

The following description of property supplements, and is part of Schedule No. 001 dated March 31, 2016 to the Master Loan and Security Agreement No. 4180 dated March 31, 2016 between Ranor, Inc as Borrower and People's Capital and Leasing Corp. as Lender and may be attached to said Schedule and any related UCC Financing Statements, Acceptance or Delivery Certificate or other document describing the property:

The following Equipment:

Faro Mdl. Xv2 Laser Tracker, With Portable Tripod, Rolling Cabinet, Tooling, Pc Interface, Controls, S/N: X01000702053 (2007)

Faro Mdl. Platinum Measuring Arm, With 6-Axis Arm, 6' Measuring Arm, Granite Base, Pc Interface, Rolling Storage Cabinet, Measuring Tool, S/N: P08-02-07-05135 (2007)

Miscellaneous Inspection Items, Including But Not Limited To: Granite Surface Plates, Height Gages, Micrometers, Jo-Block Sets, Chamfer Gage, Pin Sets, Calipers, Thickness Gages, Etc.

[Hc-9] Titan Mdl. Afc130 Cnc Horizontal Boring Mill, 5" Spindle Diameter, #50 Taper, Spindle Travel 35.5", X-98", Y-98", W-56.3", B Rotary Table Size 63" X 71", Built-In Rotary Table, 40-Position Automatic Tool Changer, Fanuc 16 Control, Jorgensen Chip Conveyor, S/N: 101 (1996)

[Hc-5] Tos Mdl. Whn13c 4-Axis Horizontal Boring Mill, 5.12" Spindle Diameter, #50 Taper, Spindle Travel 48.8", X-137.85", Y-78.7", W-48.8", B Rotary Table Size 70.8" X 63", Flood Coolant System, 50-Taper Tooling, Jorgensen Chip Conveyor, Fanuc 11 Control, S/N: 03-14 (1988)

[Hc-1] Nomura Mdl. Bn130swratc 4-Axis Horizontal Boring Mill, Spindle Diameter 5.12", #50 Spindle Taper Nmtb's Or Cat's, X-95", Y-83", Z-59", W-34", Fanuc 6m Control, 3500-Rpm, Sony Digital Readout, 71" X 79" Rotary Table, 60-Position Automatic Tool Changer, S/N: 4000 (1982)

[Vc-1] Mazak Mdl. Megaturn A16 Vertical Boring Mill, 64" 4-Jaw Turn Table, 16-Position Automatic Tool Changer, 82" Swing, 48-1/2" Z-Axis Travel, 77" Z-Axis Height, Chip Conveyor, Fanuc Ot Control, S/N: 55443 (1984)

[H-1] Toshiba Shibaura Mdl. Bt10bripd Horizontal Boring Mill, Spindle Diameter 3.94", #50 Spindle Taper Nmtb, Spindle Travel 28", Y-49", X-55", Z-44.5", Sony 3-Axis Digital Readout, 44" X 49" Rotary Table, S/N: 193654 (1979)

M&M Precision Systems 72" Cnc Precision Right Angle Rotary Table, With Fanuc Powermate Cnc Control, Handheld Pendant Programming, S/N: N/A

[Hc-2] Toshiba Shibaura Mdl. Bp13bp5 4-Axis Horizontal Boring Mill, Spindle Diameter 5.12", #50 Taper Spindle, 27.5" Spindle Travel, X-118", Y-99", Z-43", Ge Fanuc 18i-T Control, 118" X 59" Table, S/N: 130085 (1984)

[Hc-3] Toshiba Shibaura Mdl. Bpn13r4 Horizontal Boring Mill, Spindle Diameter 5.12", #50 Taper Spindle, Spindle Travels In 4" Steps, X-78", Y-90", Z-70.8", 78.8" X 63" Built-In Rotary Table, Fanuc 6m Control, S/N: 230017 (1982) [Undergoing Motor Replacement; Valued As Functional]

[Hc-7] Kuraki Mdl. Kbt13dxa Horizontal Boring Mill, 5.12" Spindle Diameter, #50 Taper, Spindle Travel 27.5", X-118", Y-80.7", Z-51.2", B Rotary Table Size 70.9" X 63", Fanuc 15 Control, Enomoto Chip Conveyor, 40-Position Automatic Tool Changer, S/N: 45012 (1995)

[Vc-8] Tci Cnc Vertical Boring Mill, [2] Heads, 116" Diameter Table, [2] 12-Position Automatic Tool Changers, Chip Conveyor, Ge Fanuc 18i-Tb Cnc Control, 90hp Table Rotation Motor, Live Milling Head With Approximately 30hp Motor, 2500 Rpm 50-Taper, Approximately 130" X-Axis, Approximately 96" Z-Axis, 360,000° C-Axis Rotation, 50-Taper Tooling, S/N: 315 (New 2008)

[Hc-6] Toshiba Shibaura Mdl. Bf13aq Floor Type Horizontal Boring Mill, 5.12" Spindle Diameter, #50 Taper Nmtb, Spindle Travel 35.4", Sleeve Travel 13.8", Jorgensen Chip Conveyor, Pit-Mounted Coolant System, 231" X-Axis Travel, 98" Y-Axis Travel, 25.4" Z-Axis Travel, 14" W-Axis Travel, 178" X 118" Table, [5] 78" X 144" Floor Plates, Fanuc Om Control, S/N: 133791 (1978; Retrofit 1995)

[Hc-8] Mitsubishi Mdl. Mafrs150 Horizontal Boring Mill, 5.905" Spindle Diameter, Chip Conveyor, Pit-Mounted Coolant System, 1 Ton Jib Mounted Electric Chain Hoist, #50 Taper, Spindle Travel 35.4", X-277.7", Y-145.7", Z-27.5", Table Travel 59", B-Axis Rotary Table 118" X 98.4", [3] Right Angle Heads, [1] Spindle Support, Fanuc 15 Control, [2] 144" X 72-1/2" Floor Plates, S/N: H5205 (1980)

[Vc-5] Titan Mdl. Sc22-2hg Vertical Double Column Boring Mill W/ 16-Position Automatic Tool Changer, [1] Head, Live Spindle, Universal Work Head With Approximately 30hp 1200-Rpm 50 Taper Spindle, Jorgensen Chip CONVEYOR, COOLANT SYSTEM, 82" MAX PART Height, 59" Z-Axis Travel, 86" X-Axis Travel, 78-1/2" Diameter Table, Fanuc 16t Control, S/N: Cnc-Msf-01 (1993)

[Vc-4] Blansko Mdl. Skj32-638 Cnc Vertical Boring Mill, Sliding Table, 250" Max Part Size, Live Spindle, Jorgensen Chip Conveyor, Approximately 30hp 800-Rpm 50 Taper Spindle, Fanuc Ott Control, 126" Diameter Table, S/N: 43063-92 (1989)

[Vc-2] Titan Mdl. Sc-30-43 Cnc Vertical Boring Mill, 118" Diameter Table, [2] Heads, [1] Live Spindle, Fanuc 16tt Control, 40hp Approximately 1500-Rpm 50 Taper Spindle, Turning Head With 4-Position Tool Holder, Pit-Mounted Coolant System, 12-Position Tool Changer On Turning Head, Jorgensen Chip Conveyor (1996)

Common Rail Bridge Crane System W/ Ranor 5 Ton Double Girder Top Running Overhead Bridge Crane, 60' Span, & 15 Ton Robbins & Meyers Double Girder Top Running Overhead Bridge Crane, W/ Approximately 160' Runway, With Pendant Controls

Common Rail Bridge Crane System W/ 25 Ton Philadelphia & Robbins & Meyers 15 Ton Free Standing Double Girder Top Running Overhead Bridge Cranes, 60' Span, 160' Runway, With Pendant Controls

Quincy Mdl. Qgv-75 75hp Air Compressor, With Siemens Simatic Touch Screen Plc Controls, 34,036 Hours, Quincy Mdl. Qpcd40 Refrigerated Air Dryer (S/N: Uso586559) With 2.3hp Compressor, [2] 1/4hp Fans, Plc Controls, [2] Air Receiving Tanks, S/N: Bu1109010077 (2011)

Tos Hostivar Type Bn102b Tool & Cutter Grinder, S/N: 049304

Rush Mdl. 250 Drill Sharpener, S/N: N/A

6" Baldor Mdl. 2n Grinder

Scherr-Tumico Mdl. 22-1400 14" Optical Comparator, S/N: 135

Dewalt Mdl. Me1 Cutoff Saw, With 6" Abrasive Blade, Approximately 2hp Motor, Foot Actuated Vise, S/N: 536

Miller Mdl. Millermatic 300 300-Amp Mig Welder, With Built-In Wire Feeder, Digital Readout Of Volts, Wire Feed Speed, Power Source, S/N: La123664 (2000)

Turn-Pro Mdl. 01712058 7" X 12" Horizontal Bandsaw, With 1hp Saw Head, Coolant Pump, S/N: 03117009

Okamoto Mdl. 6-18 6" X 18" Surface Grinder, With 6" X 18" Walker Ceramax Permanent Magnetic Chuck, Hand Feed Table, Sokki Du102 2-Axis Digital Readout, S/N: 8442u

Nicco Type Nsg-64h 16" X 24" Hydraulic Surface Grinder, With 16" X 24" Electromagnetic Chuck, Power Table & Cross Feeds, Incremental Power Downfeed, Over-The-Wheel Dresser, Control Panel, Approximately 2hp Hydraulic Pump, S/N: H3506

Metosa Mdl. Taurus 310 Cnc Flat Bed Lathe, With Fagor Cnc Control, Approximately 24" Swing X 80" Centers, 16" 3-Jaw Chuck, Quick Change Tool Post, 3" Hole Through Spindle, 2,500-Rpm Spindle, S/N: 40839

Powermatic Mdl. 1200 20" Floor Type Drill Press, With Gearbox Spindle Feed, Production Table, S/N: 66-2225

Bridgeport Series I 2hp Vertical Milling Machine, 9" X 42" Work Table, Power Feed To Table, Digital Readout, S/N: 12br248938 [Head Removed For Use Elsewhere; Will Be Reinstalled; Valued As Functional]

Sharp Mdl. Omv Vertical Milling Machine, With 3hp Vari-Speed Work Head, Acu-Rite 3-Axis Cnc Retrofit Control, Digital Readout, Power Feed To Table, 10" X 50" Working Surface Of Table, S/N: 20727780 (2003)

Sharp Vertical Milling Machine, With 3hp Vari-Speed Work Head, 10" X 50" Power Feed Work Table, Acu-Rite Millmate 2-Axis Digital Readout, 6" Vise

Yam Mdl. 850hg 24" / 34" X 36" Geared Head Engine Lathe, Steady Rest, Quick Change Tool Post, 12" 4-Jaw Chuck, Anilam Wizard 2-Axis Digital Readout, S/N: B57123

Rodgers Mdl. S150-13-3 150 Ton Capacity Garage Type Hydraulic Arbor Press, With Hand Hydraulic Pump, S/N: S150-1163

[Vmc-1] Matsuura Mdl. Mc-1500 V4 Vertical Machining Center, With 66" X 30" Work Table, 40-Position Automatic Tool Changer, Flood Coolant System, Fanuc 6m Control, S/N: 82052738 (1982)

Hyundai Wia Mdl. L400lmc Cnc Lathe, 12-Position Turret, [2] Live Spindles, Programmable Tailstock, 17" 3-Jaw Chuck, C-Axis Machining, Fanuc 32i Mdl. A Cnc Controls, 30" Maximum Turning Diameter, 82.68" Maximum Turning Length, 3,000-Rpm Main Spindle, 4,000-Rpm Live Tooling Spindle, 4.61" Maximum Bar Capacity, S/N: G3199-086 (2012)

Jet Portable Horizontal Bandsaw

[Vc-6] Phoenix Mdl. 144/236 Vertical Turning Center, With 20-Position Automatic Tool Changer, Steel Trak Magnetic Chip Conveyor, Pit-Mounted Hydraulic & Cooling Systems, 30hp 2,000-Rpm 50 Taper Live Spindle, 144" Table, [1] Head, Fanuc 16i-T Cnc Control, S/N: M1031 (1999)

[Vc-7] Phoenix Mdl. 144/236 Vertical Turning Center, With 20-Position Automatic Tool Changer, 144" Table, [1] Head, 30hp 2,000-Rpm 50 Taper Live Spindle, Steel Trak Magnetic Chip Conveyr, 20-Position Automatic Tool Changer, Fanuc 16i-T Cnc Control, S/N: M1032 (2000)

[Hc-4] Toshiba Shibaura Mdl. Bf16a Floor Type Horizontal Boring Mill, Spindle Diameter 6.3", 40hp Spindle Motor, [2] 10' X 14' T-Slotted Floor Plates, Jorgensen Chip Conveyor, Pit Mounted Coolant System, #50 Taper Spindle Nmtb, X-354", Y-134", Z-34", Fanuc 6m Control, 79" X 98" Rotary Table, Shibaura Br20/25b Control, 6' In / Out Travel, S/N: 223705 (1980)

Ooya Mdl. Re3-2000 80" X 18" Radial Drill, With 15hp Drill Head, Power Arm Elevation, Power Travel, Power Clamping, Tapping, 39-1/2" X 31-1/2" 2-Sided Box Table, S/N: 7512462

Miller Syncrowave 250 Dx Dc Welder, With 250-Amp Tig Welder, Digital Readout Of Volts & Amps, Mobile Base, S/N: Lh440089l (2007)

Phoenix Mdl. 15/480 Gantry Mill, 16'8" Between Gantries, 12' X 25' Working Surface Of Table, [2] 36-Position Automatic Tool Changers, 40hp 3,000-Rpm 50 Taper Spindle With Right Angle Work Head, 40' X-Axis X 16' Y-Axis X 10' Z-Axis Travels, Lns Chip Conveyor, 2-Axis Universal Work Head, Fanuc 30i Cnc Control, S/N: M1747 (2011)

[3] 50 Ton Copco Free Standing Overhead Bridge Crane Systems, 75' Span, Pendant Controls, Remote Control, 500' Long, All Dual Hooks, Pendant Controls

Stokes Mdl. 615-7 Vacuum Pump, With 10hp Motor, S/N: 885700c81198

Ridgid Mdl. 300t-2 Pipe Threader, 2" Capacity With Threading & Cut-Off Dies, S/N: Fd17896b94

Garage Building
Quincy Mdl. Qsi-245 50hp Air Compressor, With Plc Control, 8182 Hours, S/N: 95536j

Cullen-Firestedt Mdl. 140-347 10,000# Capacity Welding Positioner, S/N: 347 [Not In Use]

Ransome Mdl. 160 16,000# Capacity Welding Positioner, S/N: 7387 [Not In Use]

[2] Ransome Mdl. Cprr 90 Ton Capacity Tank Turning Rolls, S/N's: 3733015; N/A

[3] Sets Tank Turning Rolls, With Idler Roll Set

Miscellaneous Items In Garage, Including But Not Limited To:
Miller Syncrowave 350 Tig Welder; Miller Syncrowave 300s Tig Welder; Miller Goldstar 450 450-Amp Arc Welder; Snow Blowers; 1 & 2-Door Flammable Storage Cabinets; Approximately 25hp Skid Mounted Screw Type Air Compressor [Not In Use]; Portable Heater; Approximately 5hp 2-Stage Air Compressor; 2 Ton Engine Hoist; Miller Aead-200le 200-Amp Propane Powered Arc Welder; [6] Sections Pallet Racks; Double End Bench Grinder; Gang Boxes; Parts Wash Sink; Work Table & Vise; Pressure Washer; Portable Mixer / Dispenser [Not In Use]; Barrel Pumps; Approximately 200-Gal. Oil Tank With Pump; Pallet Jack; Anver 20' X 8' X 2,000# Capacity Vacuum Lifter With [4] Lifting Pods [Not In Use]; Portable Scaffolding With Planks; Etc.

Fabricating Building
Mg Industries Torch Burning Machine, With [5] Oxygen / Plasma Torch Heads, Plasma Cutting Head With Hypertherm H-401 & Hypertherm H-601 Power Supplies, Hypertherm Water Cooler, 17' Wide X 55' Long Table, Burny 10 Lcd Plus Control (1990)

Wuxi City Yexin Machinery Co. Mdl. St-29m Plate Beveling Machine, With Approximately 10hp Work Head, 60cm Vertical Head Travel, [24] Hydraulic Holddowns, Control Panel (2013)

Bm 6" Sander

Homemade Straightening Table, With 24' X 8' Working Surface Of Table, Enerpac Unit, Traveling Work Head

Miller Deltaweld 452 Power Source, With Boom Mounted Wire Feeder, S/N: Kj281134 (1998)

[4] Lincoln 350 Power Mig Welders

Miller Syncrowave 250 Dx Tig Welder, Bernard Cooler, S/N: Kk236170 (1999)

[3] Miller Deltaweld 450 Dc Power Sources, With Bernard Boom, Wire Feed [Not In Use]

Koike Aronson Mdl. Hd240vf 24,000# Capacity Welding Positioner, With 54" X 54" Mounting Plate, Pendant Control, S/N: 46425

Miller Syncrowave 250 Dx Dc Welder, With Tig, Bernard Cooler, S/N: Kd357461 (1993)

Miller Mdl. Dimension 452 Welder, With Boom Mounted Wire Feed, S/N: Lh340935c (2007)

Aronson Mdl. Hd30a 5000# Capacity Welding Positioner, With 36" X 36" Mounting Plate, Pendant Control, S/N: 70300

[5] Miller Deltaweld 452 Dc Power Sources, With Bernard Boom, Wire Feeder, [1] W/O Boom - Hanging From Hoist, [1] W/ Wire Feed

Miller Syncrowave 350lx Welder, With Bernard Cooler, S/N: Kj256544 (1998)

[5] Lincoln Powermate 350, With Cool-Arc 40

Miller Syncrowave 250 250-Amp Tig Welder, With Bernard Cooler, S/N: Kk155832 (1999)

Hypertherm Mdl. Powermax 1650 100-Amp Portable Plasma Cutter

Aronson Mdl. 2g12vra12vls-Mkvt-26 Boom Welding Manipulator, With Lincoln Dc-1500 Idealarc Welder (S/N: Ac397572), 12' Lift, 12' Reach, 300# Capacity At Each End, Control Panel, S/N: 8461

Miller Deltaweld 650 Dc Arc Welder, With Wire Feeder

Miller Deltaweld 650 Dc Welder, With Wire Feeder

[5] Miller Syncrowave 250 Welders

[2] Miller Deltaweld 451 Dc Arc Welders, With Bernard Boom & Miller 60 Series Wire Feeder

[3] Miller Xmt304 Cc/Cv Welders, With Wire Feed

Miller Dimension 452 Welder

Koike Aronson Md. Hd25vf 2500# Capacity Welding Positioner, With 40" Diameter Table, Pendant Control, S/N: 45933

[4] Miller Syncrowave 250 Dx Tig Welders, With Digital Readout Volts & Amps, Mobile Base, Built-In Cooler

Assorted Welders, Plasmas, Wire Feeds

Aronson Mdl. Hd160a 16,000# Capacity Welding Positioner, S/N: 75108

Empire Mdl. Pf3648 Reach-In Type Sand Blast Cabinet, With 4' X 3' Chamber, Media Collector, S/N: 0409

[3] Qst-245 50hp Air Compressors, Pyramid Mdl. 2000 Air Dryer, Air Receiving Tank, S/N's: 95335 (56,859 Hours); 95336 (48,395 Hours); 95334 (40,742 Hours)

Vacu Blast Corp. Sand Blasting Unit, 18' Wide X 24' Deep X 16' High, With 10' X 12' Rail Mounted Cart, Media Collector, Pump

Large Car Bottom Furnace, 10' X 24', Gas Fired, With Honeywell Control Room

Paint Spray Booth

Bm 6" Belt Sander

[2] Aronson Mdl. Hd700 70,000# Capacity Welding Positioners, S/N's: 8523; 7715

Miller Dimension 400 Welder, With Wire Feeder

[2] Lincoln Idealarc 600 Dc Welders

Preston-Easton Mdl. Tdra-20hd 20,000# Capacity Tank Turning Rolls, With Idler Roll Set, S/N: Tdrb30hd-94 (1998)

Koike Aronson Mdl. Tdra-20hd 20,000# Capacity Tank Turning Roll, S/N: Tdrb20hd-95 (1998)

Aronson Mdl. S14vra14cl-Dkdt-32 Welding Manipulator, With 14' Lift, 14' Travel, Rail Mounted Base, S/N: 80253

Aronson Mdl. Ss14vra14cl-Pk 14' Long X 14' High Manipulator, With 14' Lift, 14' Reach, Lincoln Wire Feeder & Torch, Lincoln Mdl. Na3n Welder, S/N: 76131 (1976)

Aronson Mdl. 2g12vra12vls-Mkvt-26 Boom Welding Manipulator, S/N: 8462; 12' Lift X 12' Travel, W/ Cyclomatic Seam Tracker System, With Miller Syncrowave 350 Dc Welder, Jetline Mdl. Alc101 Arc Length Controller, 9600 Jetline Control

[2] Skyjack 500# Capacity Man Lifts

Miller Dimension 652 Dc Welder, With Boom Welder, S/N: Kh419743 (1997)

[2] Miller Dimension 452 Welders, With Wire Feeder

Approximately 20,000# Capacity Welding Positioner, With 4' X 4' Mounting Plate

Miller 652 Dc Welder, With Bernard Boom Welder

14" Wilton Vertical Bandsaw, S/N: 06062782

Miller Dimension 400 Welder, With Wire Feeder

Enerpac Mdl. Per6418c 12-1/2hp Portable Hydraulic Power Pack, With Press Head, 15,000-Psi Rating, S/N: C12000

16" Wilton Drill

Geka Hydracrop Mdl. 80/Sd 80 Ton Hydraulic Ironworker, With Related Punches & Dies, S/N: 6437 (1995)

Marvel Mdl. F2150pc3 Vertical Bandsaw, With Power Infeed, Dual Power Clamps, Hydraulic Head Tilt & Feed, Roller Conveyor Infeed & Outfeed Tables, Touch Screen, Computer Controlled, S/N: F2150-20237pc-3

Free Standing Top Running Double Girder Overhead Bridge Crane System, 60' Span, 500' Long, Pendant Controls
~ 15 Ton Robbins & Meyers
~ 20 Ton Aceco
~ 20 Ton Aceco
~ 40 Ton Philadelphia Tramrail

Ikeda Type Rm1375 Radial Drill W/ 2-Sided Box Table, S/N: 80105

Cincinnati Mdl. 1500 30' X 1,500 Ton Capacity Hydraulic Press Brake, With Power Ram Adjustment, 3-Speed Ram, Manual Bottom Limit Adjustment, Approximately 6' Pit For Apron, 20'6" Between Housings, S/N: 39561 (1975)

Large Quantity Of Brake Dies

Roundo Type R6s Horizontal Angle Rolls, 6 X 6 X 5/8,  With Control Panel, S/N: 986709 (1998)

Cincinnati Mdl. 750 750 Ton Capacity Hydraulic Press Brake, With Power Ram Adjustment, 3-Speed Ram, Manual Bottom Limit Adjustment, Approximately 6' Pit For Apron, 20'6" Between Housings, 30' Long, S/N: 41188 (1977)

Webb Mdl. 15l-1510 3/4" X 10' Initial Type Bending Roll, With 16" Diameter Rolls, Power Roll Adjustment, Power Drop End, S/N: 7190

Cincinnati Mdl. 2512 3/8" X 12' Power Squaring Shear, With 48" Front Operated Power Back Gauge, 9" Left Hand Squaring Arm, Front Support Arm, Shear Light Gauge, S/N: 36574 (1967)

Cincinnati Mdl. 400 400 Ton X 18' Hydraulic Press Brake, With Power Ram Adjustment, Manual Lower Bed Limit Adjustment, 12'6" Between Housings, 12" Stroke, S/N: 37225 (1969)

Sertum 2" X 12' Pyramid Type Bending Rolls, With 20" Diameter Rolls, Power Roll Adjustment, Sony 2-Axis Digital Readout, Control Panel, Power Drop End, Pit Mounted (1977)

Koike Aronson Mdl. Hd25vf 2500# Capacity Welding Positioner, S/N: 45575

Miller Syncrowave 351 Welder, With Itw Cooler

[2] Miller Mdl. Phoenix 456 Cc/Cv 450-Amp Inverted Pulse Welders, With Wire Feeder, Cooler

Preston-Easton Mdl. Pa100hd12 10,000# Welding Positioner, S/N: Pbi00hd-14 (1980)

Roundo Type Lh-35000 Welding Positioner, S/N: 976098 (1997)

Aronson Mdl. Pc120a 120,000# Capacity Welding Positioner, S/N: 718

[2] Miller Deltaweld 451 Welders, With Wire Feed

Miller Syncrowave 351 Welder, With Cooler

Ransome Mdl. 100p 10,000# Capacity Welding Positioner, S/N: 655752

Miller Mdl. Xmt304 Wire Feed & Inverter

Tennant Series Ii Mdl. 27sii Floor Sweeper, With 4243 Hours, S/N: 275-5124

Jetline Mdl. Lws96z Seam Welder, With Controls, Arc Length Control 101, S/N: 85276 [Not In Use]

Pandjiris Mdl. 1000manip Welding Manipulator, With 1,000lb. Capacity, S/N: 800-4094-1 [Not In Use]

Aronson Mdl. G8vra80l-Pk Welding Manipulator, With 8' Travel, 8' Lift, Lincoln Mdl. Lincolnweld Na-3n Welder, S/N: 80435 [Not In Use]

Miller Mdl. Syncrowave 350 350-Amp Tig Welder, With Cooler, S/N: Kb002312 (1991)

Aronson Mdl. 2g12vra12cl-Rk 12" X 12" Welding Manipulator, With Miller 451 Welder, S/N: 8020

Ransome Mdl. 250p 25,000# Capacity Welding Positioner, S/N: 6525507

Koike Aronson 30,000# Capacity Tank Turning Roll, With Idler Roll Set, S/N: 97531

Aronson Approximately 90,000# Capacity Tank Turning Rolls, With Idler Roll Set

Miller Syncrowave 351 Tig Welding Power Supply

Lincoln Power Mig 300 Welder

Miller Syncrowave 350lx Tig Welder, With Cooler

Aronson Mdl. Hd45 5000# Capacity Welding Positioner, S/N: 79388

Aronson Mdl. Hd100vf 10,000# Capacity Welding Positioner, S/N: 43686 (New 2008)

Cnc Robotic 2-Sided Welding Cell, Consisting Of:
~ Lincoln System 55 Electric Automation Robot Station, With Fanuc System R-30ia Control, Fanuc M-710ic Robot 5-Axis Cnc Welding Robot [S/N: F-87026 (2007)], 10' Trunnion Table, Plasma Cutting Table
~ Hyperformance Mdl. Hpr260 Plasma Power Supply, With 260-Amp Output, Handheld Pendant Control, S/N: 260-003766
~ Lincoln Powerwave 455 Electric Welder, With Cool-Arc 40 Cooler
~ Full Area Infrared Light Curtain, All Related Controls, Feeds, Transformers, Etc.

Free Standing Double Girder Top Running Overhead Crane System, 60' Span, 500' Long, Pendant Controls
~ 5 Ton Cleveland Tramrail
~ [3] 15 Ton Robbins & Meyers
~ 10 Ton Aceco

Miscellaneous Shop & Crib Items Throughout Facility, Including But Not Limited To: Perishable Tooling, Large Quantity Of Angle Plates, Holddowns, C-Clamps, Portable Material Handling Carts, Assorted Electrical & Maintenance Supplies, Large Quantity Of Cnc Tooling, Brooms, Shovels, Tote Bins, Benches, Vises, Vidmar Cabinets, Hoists, Rotary Bins, #3-1/2r Famco Arbor Press, Factory Office Furniture & Equipment, Floor Plates, Large Quantity Of Tooling For Vtl's & Hbm's, Chop Saw, Slings, Chains, Portable Vacuum Pumps, 15hp Air Compressor, Portable Scaffolding, Assorted Welding Equipment, Steel Bins, Scrap Hoppers, Fans, Large Quantity Of Hoists With Rail, Assorted Hardware, 165" Diameter Table, Dust Collectors, Double End Grinders, Tool Boxes, Cabinets, Welding Wire, 2-Wheel Hand Trucks, Pallet Trucks, Banding Machines, Dry Rod Stabilizing Ovens, Assorted Air Tools, Pneumatic Grinders, Paint Pressure Tanks, Hooks, Straps, Air Hose, Wash Down Table, Notcher, Bending Rolls, Portable Crane, Snow Blower, Ladders, Racking, [2] 10hp Speedaire Air Compressors, Hydraulic Jacks, Dayton Battery Charger, Flame Retardent Cabinets, Welders (Out Of Service), Benches & Vises, Lawn Mower, Parts Cleaner, Assorted Tank Turning Rolls, 5' Wide X 50 High Angle Plates, Paint Pressure Tank, Custom-Built 6' X 4' Right Angle Plates, [2] Custom-Built 4' X 4' Right Angle T-Slotted Fixture Plates, Floor Jacks, [29] 1 Ton Wall Mounted Jib Arm Cranes, Hand Pipe / Tube Bender, 3' Hand Roll, Banding Reels, Ladders, Self-Dumping Hoppers, Portable Hydraulic Punch, Welding & Work Tables, Welding Curtains, Work Rests, Magnetic Lifters, Lifting Clamps, Fume Extractors & Blowers, Crane Scale, Portable Sand Blast Pots, High Pressure Washers, Rolling Staircases, Stokes Mdl. Jrs Vacuum Press, Stokes Pump Leak Tester, Teledyne 2500# Capacity Welding Positioner, Tennant T300 Electric Walk-Behind Floor Cleaner, Forklift Manlift Platform, Electro-Arc Tap Disintegrator, Wilton Flexible Arm Tapper, Portable Fluid Pumps, Break Room Furniture, Rotary Tables, V-Blocks, Jaw Risers, Angle Irons, Offset Heads, Set-Up Blocks, 54-Piece Pneumatic Tensioning Unit, Etc.

Material Handling
Nissan Mdl. A115pv 2550# Capacity Propane Forklift Truck, With 187" Max Lift Height, Side Shifter, 5' Forks, Solid Tires, 2626 Hours, S/N: Cpj01-9n2961

Nissan Mdl. Ugj02a30pv 6000# Capacity Propane Forklift Truck, With Side Shifter, 5' Forks, Solid Tires, 15,903 Hours,  S/N: 9l0118

Toyota Mdl. 03-3fd40 8800# Capacity Diesel Forklift Truck, With 169" Max Lift Height, 5' Forks, Dual Front Wheels, Pneumatic Tires, S/N: Fd45-14741

Genie Mdl. S-60 60' Reach 500# Max Lifting Capacity Boom Lift, With 4-Wheel Drive, Joystick Controls, Pneumatic Tires, 5629 Hours, Gas Powered, S/N: 735

Clark Mdl. Gcx30e 5500# Capacity Propane Forklift Truck, With 126" Max Lift Height, Side Shifter, 4' Forks, Solid Tires, S/N: Gx230-125-9245kf

1995 Gmc 3500 Dump Truck, With 4-Wheel Drive, Pto, 8' Dump Body, Hyway Salt / Sand Spreader, 84,135 Miles, Vin: 1gdjk34kose533852

2003 Ford Mdl. F-350 Pickup Truck, With Powerstroke V8 Diesel Engine, 4-Wheel Drive, 100" Plow, 200,000 Miles, Vin: 1ftsf31f63ea52607

John Deere Mdl. Jd544h Loader, With 10' Bucket, S/N: 000783cd

Leroi Mdl. Dresser Diesel Tow-Behind Air Compressor, With 4936 Hours, S/N: 3120x374 (1990)

45' Tandem Axle Flatbed Trailer

Tandem Axle Single Drop Trailer, With 32' X 92" Bed, 10' Platform

Nissan Mdl. Cpj02 5000# Capacity Propane Forklift Truck, S/N: 9p0168 [Being Repaired At Time Of Inspection; Valued As Functional]

Toyota Mdl. 42-3fg25 5000# Capacity Propane Forklift Truck, S/N: 423f625 [Being Repaired At Time Of Inspection; Valued As Functional]

1987 International Mdl. F-2575 Tractor, With 191,098 Miles, Vin: 1hszjg2r5hh462325

Clark Mdl. C500-Y550 55,000# Capacity Diesel Forklift Truck, With 140" Max Lift Height, Dual Side Shifter, 8' Forks, Pneumatic Tires, Enclosed Cab, S/N: 44065-4-4796

Cat Mdl. Dpl40 9000# Capacity Diesel Forklift Truck, With 148" Max Lift Height, Side Shifter, 6' Forks, Dual Front Wheels, Pneumatic Tires, S/N: 3cm00437

Toyota Mdl. 023fgc30 6000# Capacity Propane Forklift Truck, With 185" Max Lift Height, Side Shifter, 42" Forks, Solid Tires, S/N: 11442

Nissan Mdl. Fg103 3000# Capacity Propane Forklift Truck, With 130" Max Lift Height, 46" Forks, Solid Tires, S/N: 002808

All property listed above together with all related software (embedded therein or otherwise), all parts, repairs, additions, attachments, replacements, replacement parts, accessions and accessories incorporated therein or affixed thereto, modifications and substitutions thereto and all proceeds thereof including insurance proceeds.

PEOPLE'S CAPITAL AND LEASING CORP.	RANOR, INC

BY: /s/ Melissa A. Curtis	BY: /s/ Alexander Shen

TITLE: Vice President	TITLE: President